UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2015 (May 7, 2015)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)
The Company’s annual meeting of shareholders was held on May 7, 2015 at the Stones River Country Club, 1830 NW Broad Street, Murfreesboro, Tennessee. As of the record date, there were a total of 37,566,221 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 33,751,785 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1)     The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert T. Webb	25,564,182	1,516,318	25,194	6,646,091

(2)    The amendment to the Company’s 2012 Stock Incentive Plan to: 1. Increase the number of shares available under the plan to 3,000,000 shares; 2. Increase the annual stock option grant to non-employee directors to 20,000 shares; and 3. Delete the company’s ability to reissue shares that are not issued because they are used to pay the exercise price or the tax obligation in an exercise of an option or other award was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,444,028	599,284	62,382	6,646,091

(3)    The compensation paid to NHI’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,345,839	2,497,936	261,919	6,646,091

(4)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
33,486,474	236,216	29,095

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger Hopkins
Name: Roger Hopkins
Title: Principal Accounting Officer

Date:    May 8, 2015